UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2006
Celtron International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28739	91-1903590
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6779 Mesa Ridge Road
San Diego, California 92121
(Address of principal executive offices)
Registrant’s telephone number, including area code:
877-437-4199
939 University Avenue, San Diego, California 92103
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(4)(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 16.4

Item 4.01 Changes in Registrant’s Certifying Accountant
On January 5, 2006, the Registrant filed a Form 8-K with the Securities and Exchange Commission disclosing that the Registrant had dismissed its independent accountant, Cordovano and Honeck, PLC, and appointed a new independent accountant, Tauber & Balser, P.C., 1155 Perimeter Center West, Suite 600, Atlanta, Georgia 30338-5416; telephone 404-261-7200, in place and in stead of Cordovano and Honeck, PLC. The decision to change accountants was approved by the Registrant’s Board of Directors.
The report on the Registrant’s financial statements for the periods ended December 31, 2004 and December 31, 2003, were issued by Cordovano and Honeck, PLC, and did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles, except that the reports on the financial statements for the two most recent fiscal years contained a going concern qualification.
During the two most recent fiscal years, and the interim period preceding the dismissal of Cordovano and Honeck, PLC, there were no disagreements with the Registrant’s independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the independent accountants, would have caused them to make reference to the subject matter of the disagreements in connection with the reports.
On January 20, 2006, the Registrant received a letter from its former independent accountant, Cordovano and Honeck, PLC, stating agreement with the statements made by the Registrant with respect to Cordovano and Honeck, PLC’s dismissal. A copy of this letter is filed as an Exhibit to this report.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
16.4	Letter of former independent account pursuant to Regulation S-B, Section 304(a)(3)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 24, 2006

CELTRON INTERNATIONAL, INC.
By:	/s/ Kenneth Dixon
Kenneth Dixon
Chief Executive Officer